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                                                                    Exhibit 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 19, 1999, included in the Northern Trust Corporation's Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in this registration statement.



                                              /s/ Arthur Andersen LLP

                                              ARTHUR ANDERSEN LLP

Chicago, Illinois
March 23, 1999


     As independent public accountants, Hill, Taylor LLC hereby consent to the incorporation by reference in this Form S-8 of our report dated April 10, 1998, included in the Northern Trust Company's Thrift-Incentive Plan Annual Report on Form 11-K for the year ended December 31, 1997 and to all references to our Firm included in this registration statement.



                                              /s/ Hill Taylor LLC

                                              HILL, TAYLOR LLC

Chicago, Illinois
March 23, 1999


                             CONSENT OF ATTORNEYS

     The consent of Peter Rossiter, Executive Vice President and General Counsel of Northern Trust Corporation, to the filing of his opinion as an exhibit to this registration statement is contained in his opinion filed as Exhibit 5 hereto.